EXHIBIT 21

SUBSIDIARY NAME AND                             JURISDICTION OF INCORPORATION
TRADE NAME                                               OR ORGANIZATION
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Advanced Automation Associates, Inc.                       Missouri
Saztec Europe, Ltd.                                        Scotland